Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Continuation of Its Orange County Expansion

          COSTA MESA, Calif., March 5 /PRNewswire-FirstCall/ -- Pacific Premier Bancorp, Inc. (Nasdaq: PPBI) (the “Company”), the holding company of Pacific Premier Bank, F.S.B. (the “Bank”), announced that the Bank has opened its sixth full service depository branch serving the cities of Newport Beach and Irvine California.  The branch is located at 4667 MacArthur Blvd, Ste #100, Newport Beach, Ca. 92660.

          The new branch is a part of the Bank’s on-going implementation of its strategic plan to expand its operations within Southern California to better serve businesses, business owners, professionals and commercial real estate investors.  Steven R. Gardner, President and Chief Executive Officer stated “We are very excited about entering the Newport Beach and Irvine communities. Businesses and consumers in the Newport Beach and Irvine area can all benefit from the highly personalized service and local decision making that our bankers provide to every customer.”

          Diana Treadway, Vice President and Branch Manager, will be leading the team of business bankers at the Newport Beach branch.  Ms. Treadway is an experienced business banker having served the Newport Beach and Irvine business community for over 20 years.  Ms. Treadway may be reached by calling (949) 251-0534 or (714) 240-3937.

          The Newport Beach branch is located 1/2 block west of the John Wayne Airport on MacArthur Boulevard between Campus Drive and Birch Street in the MacArthur Center office building.  The branch is in close proximity to the John Wayne Airport, the 405 freeway, the 73 corridor, and is centrally located between the cities of Newport Beach and Irvine.  In the City of Newport Beach there are approximately 11,261 businesses employing 81,000 persons and 84,600 residents with an average annual household income of $79,228 per year. In the City of Irvine there are approximately 18,500 businesses employing 168,000 persons and 170,500 residents with an average annual household income of $85,624.  Data provided by the cities of Newport Beach and Irvine and the U.S. Census Bureau.

          The Company owns all of the capital stock of the Bank, a federal savings bank.  We currently provide business and consumer banking products to our customers through our six full-service depository branches and an SBA loan production office in Southern California located in the cities of Costa Mesa, Huntington Beach, Los Alamitos, Newport Beach, San Bernardino, Seal Beach, and Pasadena.

          FORWARD-LOOKING COMMENTS

          The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  Actual results may differ from those projected in the forward-looking statements.  These forward-looking statements involve risks and uncertainties.  These include, but are not limited to, the following risks: (1) changes in the performance of the financial markets, (2) changes in the demand for and market acceptance of the Company’s products and services, (3) changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive projects and pricing, (4) the effect of the Company’s policies, (5) the continued availability of adequate funding sources, and (6) various legal, regulatory and litigation risks.

          Contact:

          Pacific Premier Bancorp, Inc.
          Steven R. Gardner
          President/CEO
          714.431.4000

          John Shindler
          Executive Vice President/CFO
          714.431.4000

SOURCE  Pacific Premier Bancorp, Inc.
          -0-                                                            03/05/2007
          /CONTACT:  Steven R. Gardner, President/CEO, or John Shindler, Executive Vice President/CFO, both of Pacific Premier Bancorp, Inc., +1-714-431-4000/
          (PPBI)